EXHIBIT 2 (a)

                       AGREEMENT TO ACQUIRE PARTNERSHIP INTERESTS
                       ------------------------------------------


             THIS AGREEMENT TO  ACQUIRE PARTNERSHIP INTERESTS  ("Agreement") is
                                                                 ---------
         made and  entered into as  of the 10th  day of February,  1995, by and
                                           ----
         among  PARVEZ H.  SHIRAZI,  M.D.  ("Shirazi"),  GOLF  WESTERN  IMAGING
                                             -------
         CORPORATION, an Illinois corporation ("General Partner")  (Shirazi and
                                                ---------------
         General Partner are sometimes hereinafter collectively referred to as "Seller") and IMAGING NETWORKS, INC., a Delaware corporation
          ------
         ("Buyer").
           -----

                                        RECITALS:

             A. Shirazi recently acquired certain of the partnership interests ("DIC Units") in Diagnostic Imaging Center Limited
                      -----------
         Partnership,  an   Illinois  limited  partnership   ("DIC")  from  the
                                                               ---
         individuals   and  entities  named   on  Schedule  1   ("Previous  DIC
                                                                            ---
         Partners"),  and  Shirazi and  the  individual and  entities  named on
         --------
         Schedule 2  ("Remaining DIC Partners")  together currently own  all of
                       ----------------------
         the DIC Units.

             B. Shirazi recently acquired certain of the limited partnership interests ("Golf L.P. Units") in Golf MRI Center Limited Partnership,
                     ---------------
         an  Illinois limited  partnership ("Golf")  from  the individuals  and
                                             ----
         entities  named on Schedule 3 ("Previous  Golf Partners"), and Shirazi
                                         -----------------------
         and the individual  and entities named on Schedule  4 ("Remaining Golf
                                                                 --------------
         Partners") together currently own all of the Golf L.P. Units.
         --------

             C. Shirazi owns all of the equity interest in General Partner which is the owner of all of the general partnership interests ("Golf
                                                                           ----
         G.P.  Units")  in  Golf (Golf  L.P.  Units  and  Golf  G.P. Units  are
         -----------
         sometimes hereinafter collectively referred to as "Golf Units").
                                                            ----------

             D.        DIC  and  Golf  (collectively,  the  "Partnerships"  and
                                                            ----------------
         individually  a "Partnership") are  engaged in the  business of owning
                          -----------
         and   operating   diagnostic   imaging   centers  (collectively,   the
         "Business").

             E. Buyer wishes to purchase from Seller, and Seller wishes to sell and transfer to Buyer, 158 DIC Units (which shall include all DIC Units owned by Shirazi as general partner of DIC) and 308 Golf Units (which shall include all of the Golf G.P. Units) (collectively, the "Purchased Interests") so that Buyer will own a seventy-five percent
         ---------------------
         (75 %) interest in, and will be the sole general partner of, each Partnership. Concurrently herewith, the parties wish to make certain changes to the Limited Partnership Agreement of each Partnership and in the compensation of the general partner of each Partnership. The foregoing transactions will be entered into upon the terms and subject to the conditions hereinafter set forth.

             NOW, THEREFORE, in consideration of the mutual covenants of the parties hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

             1.    Transactions at Closing. Subject to the terms and conditions
                   -------------------------
         hereinafter set  forth, on the Closing Date  (as hereinafter defined),
         (a) Seller shall sell, assign, transfer and deliver to Buyer, and Buyer shall purchase from Seller, the Purchased Interests, and (b) Shirazi, General Partner and Buyer, as applicable, will enter into a Second Amended and Restated Limited Partnership Agreement for DIC (the "DIC Restated Partnership Agreement") substantially in the form
         --------------------------------------
         attached hereto as Exhibit A, and an Amended and Restated Limited Partnership Agreement for Golf (the "Golf Restated Partnership
                                                   ----------------------------
         Agreement"),  substantially in the  form attached hereto  as Exhibit B
         ---------
         (the DIC Restated Partnership Agreement and Golf Restated Partnership Agreement are sometimes hereinafter collectively referred to as the "Restated Partnership Agreements").
         --------------------------------

             2.    Purchase Consideration.
                   -----------------------

                  (a) The purchase price to be paid  by Buyer to Seller for the
              Purchased  Interests shall be  $1,050,000 (the "Cash  Price") and
                                                              -----------
              125,000 unregistered shares of NMR of America, Inc., a Delaware corporation ("NMR"), the 100% owner of Buyer, common stock, substantially in the form attached hereto as Exhibit C ("Purchase
                                                                       --------
              Shares")  (the Cash  Price  and  Purchase  Shares  are  sometimes
              ------
              hereinafter   collectively   referred   to   as   the   "Purchase
                                                                      ---------
              Consideration"). Upon  delivery to  Seller,  the Purchase  Shares
              -------------
              will be validly issued and outstanding, fully paid and nonassessable.

                  (b) At the  Closing, Buyer shall pay the Cash Price to Seller by bank wire transfer or otherwise by delivery of immediately available funds to an account or accounts of Seller at a bank or banks specified by Seller and shall deliver the Purchase Shares upon Seller's execution of the Purchase Share Letter Agreement, substantially in the form attached hereto as Exhibit D ("Purchase
                                                                       --------
              Share Letter Agreement"). Seller acknowledges and agrees that the
              ----------------------
              Purchase Shares have  not been registered under the United States
              Securities  Act  of  1933,  as   amended,  or  under  any  other
              applicable securities laws and that such Purchase Shares may not be sold, assigned, pledged or otherwise disposed of at any time without an effective registration under such Act and laws or exemption therefrom.

                  (c) The Purchase  Consideration shall be allocated  among the
              DIC Units, Golf L.P. Units and the Golf G.P. Units as set forth in Exhibit 2 attached hereto. The Purchase Consideration shall be payable to Seller as set forth on Exhibit 2, except as otherwise directed in writing by Seller.

                  (d) Buyer, or general partner of the Partnership, shall have the power and authority to make any and all elections under the Internal Revenue Code of 1986 with respect to the Partnership and to make all decisions with respect to the filing of the tax return of the Partnership.

             3.       Representations  and Warranties  of  Shirazi and  General
                      ---------------------------------------------------------
         Partner. As  an inducement to Buyer  to enter into  this Agreement and
         ---------
         perform its obligations hereunder, Shirazi and General Partner, jointly and severally, represent and warrant to Buyer as follows:

             (a)       Organization and  Good  Standing. General  Partner  is a
                       ----------------------------------
         corporation duly organized, existing and in good standing under the laws of its state of incorporation. General Partner has all requisite corporate power and authority to own and use its assets and to carry on its business as it is now being conducted, and is duly qualified to do business as a foreign corporation and is in good standing in every state in which the ownership of its assets or the conduct of its business makes any such qualification necessary.

             (b)    Authorization.  General Partner has all requisite corporate
                    ----------------
         power and authority, and Shirazi has the legal capacity, to make, execute and deliver and to perform its or his obligations under this Agreement and each of the Other Documents (as hereinafter defined) to which it or he is a party. This Agreement and the Other Documents to which General Partner is a party have been duly authorized by all requisite corporate action on the part of General Partner. This Agreement is, and upon execution and delivery thereof at the Closing the Other Documents to which they are parties will be, the valid and binding obligations of each of General Partner and Shirazi, enforceable against each of the General Partner and Shirazi in accordance  with  their  respective  terms.  As  used  herein,  "Other
                                                                         ------
         Documents"  means all  of the  instruments and  documents required  or
         ------------
         contemplated herein to be entered into by General Partner or Shirazi.

             (c)     No Violation. Neither  the execution and delivery  of this
                     --------------
         Agreement and the Other Documents nor the performance by General Partner and Shirazi of their respective obligations hereunder and thereunder will: (i) result in any violation of the articles of incorporation or by-laws of General Partner; (ii) constitute a default under any contract, instrument, document, agreement, lease, license or other arrangement to which General Partner or Shirazi is a party or by which any of them or any property or assets of any of them may be bound or affected; (iii) constitute an event which would permit any party to modify, alter, amend, cancel or otherwise affect or terminate any such contract, instrument, document, agreement, lease, license or other arrangement, or accelerate the maturity of any indebtedness or other obligation of General Partner or Shirazi; or (iv) violate any law, statute, ordinance, rule or regulation of any governmental department, commission, board, agency or instrumentality ("Governmental Authority"). Neither General Partner nor Shirazi is a
           ----------------------
         party or subject to, or bound by, any judgment, injunction or decree of any court or Governmental Authority which may restrict or interfere with the performance by General Partner and Shirazi of their respective obligations under this Agreement or the Other Documents.

             (d) Title to Purchased Interests. Seller  is the sole owner of the
                 ------------------------------
         Purchased Interests, free and clear of all claims, liens, security interests, encumbrances and rights of third parties whatsoever (collectively, "Liens"), with full right, power and authority to sell,
                         -----
         transfer, convey, assign and deliver the Purchased Interests to Buyer as provided herein. Upon consummation of the transactions contemplated hereby in accordance with the terms hereof, Buyer will be vested with good and marketable title to the Purchased Interests, free and clear of all Liens whatsoever, other than applicable transfer restrictions under federal and state securities laws and under the Restated Partnership Agreements.

             4.       Representations  and Warranties  Of  Shirazi and  General
                      ---------------------------------------------------------
         Partner with respect to Partnerships. As a further inducement to Buyer
         --------------------------------------
         to enter into this Agreement and perform its obligations hereunder, each of Shirazi and General Partner, jointly and severally, hereby represent and warrant to and covenant with Buyer as follows:

                  (a) Organization  and Good  Standing. Each  Partnership is  a
                      ----------------------------------
              limited partnership duly formed, existing and in good standing under the laws of the State of Illinois. Each Partnership has all requisite partnership power and authority to own and use the Assets (as defined below) and to carry on the Business as it has heretofore been conducted by such Partnership, and is duly qualified to do business as a foreign limited partnership and is in good standing in every state in which the ownership of its assets or the conduct of the Business makes any such qualification necessary, which states (if any) are set forth in
              Schedule 4(a) attached hereto.

                  (b) No Violation. Neither the execution and  delivery of this
                      --------------
              Agreement and the Other Documents nor the performance by Shirazi and General Partner of their respective obligations hereunder and thereunder will: (i) result in any violation of either Partnership's Certificate of Limited Partnership or Agreement of Limited Partnership; (ii) constitute a default under any contract, instrument, document, agreement, lease, license or other arrangement to which either Partnership is a party or by which either Partnership or any of their property or assets may be bound or affected; (iii) constitute an event which would permit any party to modify, alter, amend, cancel or otherwise affect or terminate any such contract, instrument, document, agreement, lease, license or other arrangement, or accelerate the maturity of any indebtedness or other obligation of either Partnership; (iv) create or impose any Lien on any of either Partnership's Assets; or (v) violate any law, statute, ordinance, rule or regulation of any Governmental Authority. Neither Partnership is a party or subject to, or bound by, any judgment, injunction or decree of any court or Governmental Authority.

                  (c)      Certificate  of Limited Partnership  and Partnership
                           ----------------------------------------------------
              Agreement. True and complete copies of the Certificate of Limited
              -----------
              Partnership and the Limited Partnership Agreement of each Partnership, in each case together with any amendments thereto, are attached hereto as Schedule 4(c). The partners of each Partnership and their respective percentage interests in such Partnership are accurately described in the recitals of this Agreement. No Person (as hereinafter defined) or entity has any right or option to acquire or convert any debt or equity into any interest in either Partnership.

                  (d) Fixed Assets. Schedule 4(d) sets  forth all machinery and
                      --------------
              equipment, furniture, fixtures, leasehold improvements, tools, vehicles, test equipment, computer hardware and software and other equipment owned or used by either Partnership in the conduct of the Business (collectively, the "Fixed Assets").
                                                              --------------
              Except as set forth on Schedule 4(d), all of the Fixed Assets are in good condition and repair, ordinary wear and tear excepted. The locations of all of the Fixed Assets are listed on Schedule 4(d) attached hereto.

                  (e)    Title to and Composition of Assets. The assets of each
                         ------------------------------------
              Partnership  (collectively,  the  "Assets") include  all  of  the
                                                 ------
              assets reflected on the Balance Sheets of
         each Partnership dated December 31,  1994 (the "Balance Sheets  Date")
                                                         --------------------
         attached hereto as  Exhibit 4(e) (collectively, the  "Balance Sheets")
                                                               --------------
         and those acquired by each Partnership since that date, except for drugs or supplies sold or used and expenses incurred in the ordinary course of business. Each Partnership has good and marketable title to all of the Assets free and clear of all Liens other than those listed on Schedule 4(e) attached hereto (the "Existing Liens"). No Person or
                                                 ---------------
         entity other than the Partnerships has any right to the use or possession of any of the Assets. Substantially all of the Fixed Assets are used in and are material to the Business. Except as described in
         Schedule 4(e), there is no material asset currently used in connection with the Business (whether tangible and intangible, including contract rights) which is not owned by the Partnerships and included in the Assets. The Assets include all of the property or assets necessary in connection with the Business. No currently effective financing statement under the Uniform Commercial Code with respect to any of the Assets has been filed in any jurisdiction, and neither Partnership has signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except as disclosed on Schedule 4(e).

             (f)     Financial Statements.  Seller has delivered  to Buyer true
                     --------------------
         and accurate and complete copies of the financial statements of each Partnership listed on Schedule 4(f), all of which (the "Financial
                                                                     ----------
         Statements")  have been prepared in accordance with generally accepted
         ----------
         accounting principles on a basis consistent with prior periods and fairly present the financial condition of each Partnership as of the dates thereof and the results of operation and cash flows of such Partnership for the periods then ended. Except as set forth on
         Schedule 4(f), each of the Financial Statements fully reflect the costs to each Partnership of all Employee Benefit Plans (as defined in
         Section 4(n)) attributable to the operations of such Partnership, including, without limitation, accruals for the "normal cost" (as
                                                              -----------
         defined in  SFAS No. 87) of all Employee  Pension Plans (as defined in
         Section 4(n)) or other obligation under any Employee Pension Plan which is an employee stock ownership plan as defined in Treasury Regulation Sec.54.4975-11 and all accruals for retiree Employee Welfare Plans (as defined in Section 4(n)) which are or will be required under SFAS No. 106 and incurred but not reported claims under any Employee Benefit Plan, all reasonably anticipated retroactive adjustments from
         insurers,  including,  without  limitation,   those  underwriting  any
         Employee Benefit Plan, and all contributions to any funding vehicle associated with any Employee Benefit Plan for benefits attributable to the periods which are the subject of each of the Financial Statements.

             (g) No Adverse Change. Except as set forth on Schedule 4(g), since
                 ----------------
         the Balance Sheets Date, (i) there has been no material, adverse change in the Business or in the relationship of either Partnership with any of their customers or suppliers, (ii) neither Partnership has entered into any transaction outside the usual normal and ordinary course of its business or suffered any damage, destruction, change or loss involving the Assets or the Business, whether or not insured, and
         (iii) neither Partnership has made any distribution to its partners, redeemed or repurchased any partnership interests or paid any indebtedness owing to, or paid any other amount to, any of its partners or to any Person or entity affiliated with either Partnership.

             (h) Contracts and Agreements. Attached hereto as  Schedule 4(h) is
                 ------------------------
         a true and complete list of all contracts, commitments, leases, agreements and arrangements, oral and written, to which either Partnership is a party or by which either Partnership or any of their assets are bound (collectively the "Contracts"). Seller has delivered
                                              ----------
         to Buyer correct and complete copies of all written Contracts, including all amendments thereto, and summaries of all oral Contracts. Each of the Contracts is in full force and effect, is valid and enforceable in accordance with its respective terms and is not subject to any claims, charges, set-offs or defenses; there is no existing default or alleged default thereunder; there has not occurred any event which, with the passage of time or the giving of notice (or both), would constitute a default thereunder; and there are no unresolved disputes under or arising out of any of the Contracts. Neither Partnership has received notice that any party to any Contract intends to cancel or terminate any Contract, and neither Partnership is aware of any basis for any such cancellation or termination.

             (i)    Permits, Licenses, etc. Each Partnership holds all permits,
                    ----------------------
         licenses, franchises, certificates, registrations, approvals or authorizations by or of Governmental Authorities or third parties necessary or desirable for the use of the Assets, the occupancy of the Leased Real Property (as defined below), or operation of the Business as now being conducted or as now contemplated to be conducted by Seller, including, without limitation, all certificates of need and certificates of exemption, all of which are in full force and effect and are identified on Schedule 4(i) attached hereto (the "Permits") and copies of which have been delivered to Buyer. Neither Partnership has received notice of any cancellation or revocation of any of the Permits or to the effect that any of the Permits may not be renewed.

             (j)    Consents. Other than the consents (the "Required Consents")
                    ---------                               -----------------
         listed in Schedule 4(j) attached hereto, no consent of any third party and no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is or was required for (i) the purchase of the DIC Units from the Previous DIC Partners by Shirazi, (ii) the purchase of the Golf L.P. Units from the Previous Golf Partners by Shirazi or (iii) the execution, performance or consummation by Shirazi and General Partner of this Agreement and the transactions contemplated hereby.

             (k) Compliance  with Laws. Each  Partnership has  complied in  all
                 ---------------------
         material  respects with  all  applicable laws,  statutes,  ordinances,
         rules,   regulations   and   orders    of   Governmental   Authorities
         (collectively "Laws"), and neither Partnership has received notice asserting any violation thereof or non-compliance therewith. Shirazi's purchase of the DIC Units from the Previous DIC Partners and his purchase of the Golf L.P. Units from the Previous Golf Partners complied with all applicable Laws including, without limitation, the Federal Physician Self-Referral Law, 42 U.S.C. Sec. 1395nn, Fraud and Abuse Law, 42 U.S.C. Sec. 1320a-7b(b), and Illinois Health Care Worker Referral Act, 225 ILCS 47/1 et seq. and any regulations promulgated
                                       -----
         thereunder.

             (l)     Litigation.  Except as set forth in Schedule 4(l) attached
                     ----------
         hereto, there is no claim, demand, suit, action, arbitration or other administrative proceeding or investigation pending or threatened against either Partnership, or to which either

         Partnership is otherwise a party, or which may affect either Partnership, the Business or any of the Assets, before any court or any Governmental Authority; nor do Shirazi, General Partner or the Partnerships know of any basis for any such claim, demand, suit, action, proceeding or investigation. Neither Partnership is engaged in any legal action to recover monies due it or for damages sustained by it. Schedule 4(l) sets forth all citations, violations, inspections or investigations by any Governmental Authority with respect to the Partnerships or the Business during the three-year period prior to the date hereof, together with a description of the status and/or resolution thereof.

             (m) Labor Matters. Schedule 4(m) attached hereto lists each former
                 -------------
         employee whose employment was terminated for any reason by either Partnership at any time during the last two years and the date of such termination which has resulted in a dispute or claim against either of the Partnerships. Except as set forth in Schedule 4(m) hereto, there is not now pending or threatened, and during the one-year period prior to the date hereof there has not been pending or threatened, any strike, picket, work stoppage, work slowdown, notice to bargain, obligation to bargain, union organizational activity or other labor trouble relating to the Business.

             (n) Employee Benefit Plans.
                 -----------------------

                  (i)  Disclosure.        Except  for  those  plans,  policies,
                       ----------
              programs, arrangements and agreements described in Schedule 4(n)(i), neither Partnership have at any time maintained, made contributions to or been obligated to make contributions to (or have any other liabilities with respect to) any of the following (whether or not written or terminated): (A) any employee welfare benefit plan, as defined in Section 3(1) of ERISA, including, but not limited to, any severance agreement or plan, any medical plan, life insurance plan, short-term or long-term disability plan or dental plan, (B) any employee pension benefit plan, as defined in Section 3(2) of ERISA, including, but not limited to,
              any   qualified   defined   contribution   or   defined   benefit
              arrangement, nonqualified deferred compensation or retirement plan or arrangement, excess benefit plan, top hat plan or
              deferred  compensation   plan,  or  (C) any  other  plan,  policy,
              program,  arrangement or agreement to provide employee or similar
              benefits  to   any  current   or  former   employee,  independent
              contractor, nonemployee director, customer or supplier or the dependents or beneficiaries thereof, including, but not limited to, any personnel policy, vacation time, holiday pay, bonus program, service award, moving expense reimbursement program, tool allowance, safety equipment allowance and sick leave, deferred compensation plan which is not defined in Section 3(2) of ERISA, bonus or incentive plan, stock option, restricted
              stock,  stock  bonus,  deferred  bonus  plan,  salary   reduction
              agreement, change-of-control agreement, employment agreement or consulting agreement or any material fringe benefit plan or program; which could result in Buyer or either Partnership having any liability, whether direct or indirect. Neither Partnership has any Plan Affiliate or Past Plan Affiliate other than the other Partnership.

                  (ii)  Adequacy  of  Accruals.  All  contributions,  payments,
                        ----------------------
              premiums, reimbursements, expenses or accruals with respect to the Employee Benefit Plans for all periods prior to or as of the Closing (including periods from the first day of the then current plan year to the Closing) shall have been paid, accrued on the Financial Statements, funded by a funding vehicle separate from the assets of each Partnership; provided that in computing the obligation of each Partnership to pay any bonus or incentive compensation or any other benefit attributable to such Partnership's current fiscal year and which is determined based upon the profits of such Partnership, the amount of any bonus or incentive compensation or other benefit attributable to the period prior to the Closing shall be determined based upon the assumption that the profits shown on their Balance Sheets and accompanying income statement are the profits for the current fiscal year.

             (iii) Due  Diligence. A  true, current and  complete copy  of each
                   --------------
         written Employee Benefit Plan as amended to the Closing, together with audited financial statements and/or actuarial reports for the three
         (3) most recent plan years; a copy of each current trust agreement, insurance contract, or any other funding vehicle, if required, with respect to each such Employee Benefit Plan; a copy of any and all determination letters, rulings or notices issued by any Governmental Authority with respect to such Employee Benefit Plan which has current relevance; a copy of any required Form 5500 Annual Report and any required PBGC Form 1 for the three (3) most recent plan years of any Employee Benefit Plan; a copy of any required Form 990 and 990-T for the three (3) most recent trust years of any trust with respect to an Employee Benefit Plan; and a copy of each summary plan description and summary of material modifications, any other general explanation or other written communication provided to participants or beneficiaries under any Employee Benefit Plan for which either Partnership could have any liability, and any other related contracts, committee minutes, insurance policies or other agreements or documentation necessary or appropriate for the customary operation of any Employee Benefit Plan, or the amendment, termination or modification of any Employee Benefit Plan (or, to the extent in the possession of Seller or either Partnership), have been delivered to Buyer. A description of the material terms of any unwritten Employee Benefit Plan, including a description of eligibility, participation, benefits, funding arrangements and assets or other relevant aspects of the obligation, is set forth in Schedule 4(n)(iii).

             (iv)  Compliance.  Each Employee  Benefit  Plan (a)  has  been and
                   ----------
         currently complies in form and in operation in all respects with all applicable requirements of ERISA and the Internal Revenue Code, as amended (the "Code"), the regulations and administrative rulings promulgated thereunder and applicable case law; (b) has been and is in compliance with the reporting and disclosure requirements of applicable Federal and state laws and regulations and administrative rulings promulgated thereunder and applicable case law; (c) has been and is operated and administered in compliance with its terms (except as otherwise required by law); (d) has been and is operated, administered, maintained and funded in compliance with the applicable requirements of the Code and ERISA in such a manner as to qualify, where intended or otherwise appropriate, for both Federal and state purposes, for income tax exclusions to its participants, tax-exempt income for its funding vehicle, and the allowance of deductions and credits with respect to contributions thereto; (e) if intended to be qualified under Sections 401(a) or 403(a) of the Code, has received a favorable determination letter from the Internal Revenue Service ("Service"); and (f) if intended to be exempt under
                            -------
         Code Section 501(c)(9), has received a favorable approval letter from the Service.

             (v) Litigation.  With respect  to each  Employee Benefit Plan  (or
                 ----------
         trust with respect thereto), there are no actions, suits or, to the knowledge of Seller or the Partnerships, investigations or claims pending or overtly threatened with respect to the assets thereof (other than uncontested, routine claims for benefits), and none of Seller or the Partnerships knows or has any reasonable grounds to know of any basis for any such liability, action, suit, investigation, or claim against any Employee Benefit Plan, any fiduciary or plan administrator or other Person dealing with any Employee Benefit Plan or the assets of any such Employee Benefit Plan.

             (vi)  Fiduciary Matters.  With respect  to  each Employee  Benefit
                   -----------------
         Plan,  no  "fiduciary," "party-in-interest"  or  "disqualified person"
                     ---------    -----------------        -------------------
         with  respect to  any  such  plan: (a)  entered  into any  "prohibited
                                                                     ----------
         transaction," as  such terms are defined in ERISA  or the Code and the
         -----------
         regulations, administrative rulings and case law thereunder (but only to the extent any such prohibited transaction rules are applicable to any such plan); (b) breached a fiduciary obligation; (c) has any liability for any failure to act or comply in connection with the administration or investment of the assets of such plan; or (d) engaged in any transaction with respect to such plan which could subject Buyer or the Partnerships to either civil liability or penalty under Section 409 or 502 of ERISA or the tax or penalty on prohibited transactions imposed by Section 4975 of the Code.

             (vii)  Extraneous Statements. None of Partnerships or any officer,
                    ---------------------
         director or employee of the Partnerships has made any statements, whether oral or in writing, regarding any Employee Benefit Plan, which materially alters the terms of the Employee Benefit Plan and which will result in additional liability to Buyer or the Partnerships, whether direct or indirect, in excess of any current or potential liability of the Partnerships as of the Closing described pursuant to
         Section 4(n)(ii).

             (viii)  Multiemployer and  Multiple Employer  Plans.  None of  the
                     -------------------------------------------
         Partnerships has at any time participated in, made contributions to or had any other liability with respect to any plan, policy, program, arrangement or agreement which is a "multiemployer plan" as defined in
                                              ------------------
         Section 4001  of ERISA, a  "multiemployer plan" within the  meaning of
                                     ------------------
         Section 3(37) of ERISA, a  "multiple employer plan" within the meaning
                                     ----------------------
         of Code  Section 413(c) or  a "multiple employer  welfare arrangement"
                                       ----------------------------------------
         within the meaning of Section 3(40) of ERISA, which could result in Buyer or the Partnerships having any current or future obligation to contribute to, or any other liability with respect to any such plan, whether direct or indirect, and neither Partnership has incurred (or could incur) any current or potential withdrawal liability, whether direct or indirect, as a result of a complete or partial withdrawal (or potential partial withdrawal) from any such plan.
             (ix)  Retiree Matters.  Neither  of  the  Partnerships  has  ever
                   ---------------
         maintained or contributed to or been obligated to make contributions to (or had any other liability with respect to) any funded or unfunded Employee Welfare Plan, whether or not terminated, which provides medical, health, life insurance or other welfare-type benefits for retirees or former employees, their spouses or dependents (except for limited continued medical benefit coverage required to be provided under Section 4980B of the Code or Part 6 of Subtitle B of Title I of ERISA or state continuation coverage laws ("COBRA")) which would give
                                                     -----
         rise to the Partnerships or Buyer having any obligation to maintain or contribute to (or having any other liability, whether direct or indirect with respect to) any such plan as of the Closing or at any time in the future.

             (x) Defined Benefit  Plan Matters. None  of the Employee  Pension
                 -----------------------------
         Plans has incurred  any "accumulated funding deficiency"  as such term
                                  ------------------------------
         is defined in Section 302 of ERISA or Section 412 of the Code, whether or not waived, has posted or is required to provide security under Code Section 401(a)(29) or Section 307 of ERISA and no event or condition has occurred which has or could result in the imposition of a lien under Code Section 412 or Section 302 of ERISA. No liability to the Pension Benefit Guaranty Corporation (the "PBGC") (except for payment of premiums not past due) has been incurred with respect to any Employee Pension Plan, no reportable event within the meaning of
         Section  4043 of  ERISA  has  occurred with  respect  to any  Employee
         Pension Plan, the PBGC has not threatened or instituted the termination of any Employee Pension Plan and no Employee Pension Plan has been completely or partially terminated.

                  (xi)   Reports.   All  required   reports   and  descriptions
                         -------
              (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1s and Summary Plan Descriptions) with respect to each Employee Benefit Plan have been appropriately filed or distributed to participants, and the requirements of COBRA have been satisfied with respect to each Employee Benefit Plan.

                  (xii)  Funding, Contributions and  Other Expenses. As  of the
                         ------------------------------------------
              Closing, the fair market value of the assets of each Employee Pension Plan will equal or exceed the present value of all vested and non-vested liabilities of each such plan determined in accordance with any applicable PBGC methods, factors and assumptions applicable to a defined benefit pension plan terminating on such date. Any contribution made or accrued with respect to any Employee Benefit Plan is fully deductible by the Partnerships.

                  (xiii)  Other Matters. The Partnerships have not incurred any
                          -------------
              liability to the PBGC, the Service, the Department of Labor or otherwise with respect to any Employee Benefit Plan currently or previously maintained by the Partnerships that has not been satisfied in full, and no condition exists that presents a material risk to the Partnerships or Buyer of incurring such a liability (except for the payment of premiums to the PBGC that are not past due).

             (xiv) Definitions. As used in  this Agreement, the following terms
                   -----------
         shall have the following respective meanings:

                  (A)  the term  "Employee Pension  Plan"  shall mean  any plan
                                  ----------------------
              described in clause (B) of Section 4(n)(i) hereof, whether or not scheduled, which either Partnership has at any time maintained, made contributions to or had any other liability with respect to, and which could result in Buyer or either Partnership having any liability, whether direct or indirect;

                  (B) the term "Employee Benefit Plan"  shall mean any Employee
                                ---------------------
              Welfare Plan, Employee Pension Plan or Other Plan;

                  (C)  the term  "Employee Welfare  Plan" shall  mean  any plan
                                  ----------------------
              described in clause (A) of Section 4(n)(i) hereof, whether or not scheduled, which either Partnership has at any time maintained, made contributions to or obligated itself to make contributions to or had any other liability with respect to, and which could result in Buyer or either Partnership having any liability, whether direct or indirect;

                  (D)  the  term  "ERISA" shall  mean  the  Employee Retirement
                                   -----
              Income Security Act of 1974, as amended;

                  (E) the term "Other Plan"  shall mean any other plan, policy,
                                ----------
              program,  arrangement or  agreement described  in  clause (C)  of
              Section 4(n)(i)thereof, whether or not scheduled, which either Partnership has at any time maintained, made contributions to or obligated itself to make contributions to or had any other liability with respect to, and which could result in Buyer or either Partnership having any liability, whether direct or indirect;

                  (F) the term  "Past Plan Affiliate" shall mean  any Person or
                                 -------------------
              entity who is not a Plan Affiliate as of the Closing, but who has been a Plan Affiliate at any other time; and

                  (G) with respect  to any Person  or entity ("First  Person"), the term "Plan  Affiliate" shall mean any other  Person or entity
                        ---------------
              with whom the First Person constitutes all or part of a controlled group or affiliated service group, or which would be treated with the First Person as under common control or whose employees would be treated as employed by the First Person, under
              Section 414 of the Code and any regulations, administrative rulings and case law interpreting the foregoing.

         (o)    Environmental Laws.
                -------------------

             (i) Except as may be disclosed in Schedule 4(o), each Partnership is in compliance with all applicable Environmental Laws (as hereinafter defined), and neither Partnership has received notice of any violation or alleged violation of any such Environmental Laws. Each Partnership possesses all required permits, licenses, certificates and registrations required under applicable Environmental Laws, and has filed all notices or applications required thereby, which, if not possessed or filed, could result or has resulted in material adverse consequences for either Partnership or Buyer.

             (ii) Without limiting the generality of Sections 4(k) and 4(o)(i), neither Partnership has generated, transported, treated, stored, or disposed of, nor has there been a release or threatened release of, any Contaminant (as hereinafter defined) in, under or upon any real property, equipment or other personal property now or heretofore owned, leased, used or operated by the Partnerships, except in compliance with all applicable Environmental Laws. Except as disclosed on Schedule 4(o), there are no underground storage tanks under or upon any real property now or heretofore owned, leased, used or operated by the Partnerships. "Contaminant" for purposes of this Agreement shall
                            -----------
         include, without limitation: any pollutant or contaminant (as that term is defined in 42 U.S.C. Sec.9601(33)), toxic pollutant (as that term is defined in 33 U.S.C. Sec.1362(13)), hazardous substance (as that term is defined in 42 U.S.C. Sec.Sec.9601 et seq. and the
                                                            ------
         regulations promulgated thereunder), hazardous chemical (as that term is defined by 29 C.F.R. Sec.1910.1200(c)), hazardous waste (as that term is defined in 42 U.S.C. Sec.6202(2)), radioactive material, including without limitation any source, special nuclear or by-product material as defined in 42 U.S.C. Sec.Sec.2011 et seq., asbestos and
                                                        ------
         asbestos containing material, polychlorinated biphenyls, petroleum and petroleum waste, including crude oil or any petroleum derived substance, waste or breakdown or decomposition product thereof, or any constituent of any such petroleum substance or waste, or any substance or material which because of its toxicity, corrosiveness, ignitability, reactivity or infectious characteristics may pose a threat to human health or the environment.

             (iii) Except as disclosed on Schedule 4(o), neither Partnership is or has been subject to, or has received any notice of, any private, administrative or judicial action, or notice of any intended private, administrative, or judicial action, relating to the presence or alleged presence of Contaminants in, under or upon any real property, equipment or other personal property now or heretofore owned, leased, used or operated by the Partnerships or used by the Partnerships for the storage or distribution of inventory or for the disposal of any waste, product or by-product, and there is no basis for any such notice or action. There are no pending or threatened actions or proceedings or notices of potential actions or proceedings from any Governmental Authority or any other entity against the Partnerships regarding any matter relating to health, safety or protection of the environment.

                  (iv) Without  limiting any  of the  other representations  or warranties of Seller herein, there are and have been no past or present events, conditions, circumstances, activities, practices, incidents or actions which could be expected to interfere with or prevent continued compliance with any Environmental Law or which may give rise to any legal liability or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation against either Partnership or involving any real property now or heretofore owned, leased, used or operated by the Partnerships, or any assets now or heretofore owned, used, leased or operated by the Partnerships, based on any condition, violation or alleged violation of any Environmental Law.

                  (v) Neither Partnership has sent, transported, caused the transportation of or disposed of any Contaminant or otherwise at any site, location or facility (whether or not any such site, location or facility is or was owned, used, operated or leased by the Partnerships), except in compliance with all applicable Environmental Laws.

                  (vi) As used  herein, "Environmental Laws" mean  all federal,
                                         ------------------
              state  or  local  statutes,  laws,  codes,  rules,   regulations,
              ordinances, orders, standards, permits,  licenses or requirements
              (including consent decrees, judicial decisions and administrative
              orders),  presently  in   force,  as  amended  or   reauthorized,
              pertaining  to  the  protection,  preservation,  conservation  or regulation of the environment, or imposing  requirements relating to  public or  employee  health  and  safety,  including  without
              limitation,    the    Comprehensive    Environmental    Response,
              Compensation and  Liability Act ("CERCLA"),  42 U.S.C. Sec.  9601
                                                ------
              et seq.,   the  Resource  Conservation  and Recovery Act of  1976
              -- ---
              ("RCRA"), 42 U.S.C. Sec. 6901 et seq., the Emergency Planning and
                ----                        -- ---
              Community Right to Know Act ("Right-to-Know Act"), 42 U.S.C. Sec.
                                            -----------------
              11001 et seq., the Clean Air Act  ("CAA"), 42 U.S.C. Sec. 7401 et
                    -- ---                                                   --
              seq.,  the  Federal  Water Pollution  Control  Act  ("Clean Water
              ---                                                   -----------
              Act"), 33 U.S.C. Sec. 1251 et seq., the Toxic Substances Control
              ---                        -- ---
              Act ("TSCA"), 15 U.S.C. Sec. 2601 et seq., the Safe Drinking Water
                    ----                        -- ---
              Act, 42  U.S.C. Sec. 300F et seq., and the Occupational Safety and
                                        -- ---
               Health Act ("OSHA"), 29 U.S.C. Sec. 651 et seq.
                            ----                       -- ---
             (p) Insurance Policies.  Schedule 4(p) attached hereto  contains a
                 ------------------
         true and complete list of all policies of insurance currently owned or maintained by either Partnership with respect to the Business or the Assets. Said list includes policy numbers, identity of insurers and a description of the type and amount of coverage under each such policy.
         All  such  policies  are  in   full  force  and  effect,  and  neither
         Partnership has received notice of cancellation or intent to cancel with respect thereto or is aware of any basis for such action.
         Schedule 4(p) also contains a complete list of all claims made under such policies during the past three years.

             (q)   Taxes.  Each  Partnership  has  filed  all  federal,  state,
                   -----
         municipal, local and foreign tax returns which it is required to have filed, and such returns are complete and correct. The Partnerships have paid or made adequate provision for the payment of all taxes, interest, penalties, assessments or deficiencies which have or may become due pursuant to said returns, or pursuant to any assessment received with respect thereto, or which is otherwise due and payable by the Partnerships. The Partnerships have delivered to Buyer true, current and complete copies of all said tax returns for the three (3) most recent years. There is pending no audit or examination of any such tax return of the Partnerships by any Governmental Authority, nor has either Partnership, Shirazi or General Partner received notice of any such audit or examination. There are no unexpired waivers by either of the Partnerships of any statute of limitations with respect to any taxes, and there are no pending or threatened actions, proceedings or investigations by any Governmental Authority with respect to taxes.

             (r)     Employee Salaries. Attached  hereto as Schedule 4(r)  is a
                     -----------------
         true and complete list setting forth the names, dates of hire, classification by duty and current compensation of all employees of each Partnership. Except as set forth on Schedule 4(r), since the Balance Sheet Date there has been no payment of any bonus or extraordinary compensation, and there has been no increase in the compensation or rate of compensation payable, to any employee of either Partnership, nor any material change in any Employee Benefit Plan, nor has any such bonus or extraordinary compensation, general increase or material change in Employee Benefit Plan been promised to any employee orally or in writing.

             (s)     Collectibility of Receivables. The  accounts receivable of
                     -----------------------------
         each Partnership  (collectively, the "Accounts Receivable") arose only
                                               -------------------
         in the ordinary course of business in accordance with the customary credit policies of such Partnership. All of the Accounts Receivable are collectible without set-off or counterclaim and will be collected in the ordinary course of business subject to a reserve for uncollectible Accounts Receivable not to exceed 25 % of the face amount of such Accounts Receivable.

             (t)    Condition of Inventory. The inventories of supplies of each
                    ----------------------
         Partnership (collectively, the "Inventory") are (i) of good and standard quality, (ii) fit for the purpose for which they were made and salable or useable (as the case may be) in the ordinary course of business, (iii) contain no obsolete or surplus items, and (iv) are at or above the levels required by any Federal or State agency regulating the Partnerships. Without limiting the generality of Section 4(k), all items of Inventory (including the packaging and labeling thereof) are in compliance in all material respects with all applicable Laws.

             (u)  Real Property.  There is  no  real property  owned by  either
                  -------------
         Partnership and used in connection with the Business. A description of all real property leased by each Partnership and used in connection with the Business and of the buildings and improvements located thereon is set forth on Schedule 4(u) (the "Leased Real Property" ).
                                                       --------------------
         Each Partnership enjoys peaceful and undisturbed possession under all such leases, all of such leases are valid and in full force and effect, neither Partnership nor, to either Partnership's knowledge, any other party is in default under any of such leases and no event has occurred which with the giving of notice or the passage of time or both would constitute a default by either Partnership or, to either Partnership's knowledge, any other party under any of such leases. With respect to the Leased Real Property, except as reflected in Schedule 4(u):

                  (i) no portion thereof is subject to any pending condemnation proceeding or other proceeding by any public or quasi-authority and, to the knowledge of the Partnerships, Shirazi and General Partner, there is no threatened condemnation or proceeding with respect thereto;

                  (ii) to the knowledge of the Partnerships, Shirazi and General Partner, the buildings, plants, improvements, structures and fixtures owned, leased or used by the Partnerships at or upon the Leased Real Property, including, but not limited to, heating, ventilation and air conditioning systems, plumbing, electrical, water and sewage system, roof, foundation and floors have to date been reasonably maintained and are in good operating condition for their intended use subject to the provision of usual and customary maintenance and repair performed in the ordinary course with respect to similar properties of like age and construction;

                  (iii) no notice of any  increase in the assessed valuation of the Leased Real Property or of any contemplated special assessment has been received by the Partnerships and, to the knowledge of the Partnerships, Shirazi and General Partner there is no threatened special assessment and none of the Leased Real Property is located in a special service district or in an area for which federal flood risk insurance is necessary nor is the land on or in any flood zone, flood way or mud slide hazard;

                  (iv) the land  does not serve any adjoining  property for any purpose inconsistent with the use of the land;

                  (v) all facilities  located on any parcel of  the Leased Real
              Property are supplied with all utilities and other services necessary for the operation of such facilities as presently operated, all of which services are adequate to conduct that portion of Business as presently conducted at each of such facilities;

                  (vi) there  are no leases, subleases,  licenses, concessions, easements or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcels of the Leased Real Property;

                  (vii) there  are no parties  other than  the Partnerships  in possession of the parcels of the Leased Real Property; and

                  (viii) all parcels of the  Leased Real Property are currently occupied by the Partnerships and regularly used for their intended use in connection with the active conduct of the Business.

             (v)  Intellectual Property. Schedule  4(v) lists or  describes all
                  ---------------------
         patents, trademarks, service marks, trade names, copyrights and applications therefor, inventions, discoveries, processes, technology, know-how, trade secrets and other proprietary rights (collectively, "Intellectual Property Rights") owned or licensed by the Partnerships
         ------------------------------
         and used in, or otherwise necessary to the conduct of, the Business as of the date hereof. To the knowledge of the Partnerships, Shirazi and General Partner, except as set forth on Schedule 4(v), each Partnership owns or has the right to use all Intellectual Property Rights, free of any Liens other than Existing Liens, such use does not conflict with or violate any valid patent, trademark, service mark, trade name or copyright of third parties, and neither Partnership has received any notice of a conflict with the asserted rights of others in connection with Intellectual Property Rights. To the knowledge of the Partnerships, Shirazi and General Partner, none of the Intellectual Property Rights is being infringed by any third parties. Except as set forth in Schedule 4(v), neither Partnership is obligated to pay any royalty or license fee to any Person in order to use any of the Intellectual Property Rights.

             (w)  Other Liabilities. Neither Partnership has any liabilities or
                  -----------------
         obligations (direct or indirect, absolute or contingent, matured or unmatured, asserted or unasserted or otherwise) of whatever nature, whether arising out of contract, tort, statute or otherwise, except
         (i) liabilities and obligations in the amounts and categories set forth in the Balance Sheets as of the Balance Sheets Date, (ii) liabilities and obligations incurred in the ordinary course of business since the Balance Sheet Date and recorded on the books of each respective Partnership (not included within the meaning of "ordinary course of business" for purposes of this Agreement are any
          ----------------------------
         tort liabilities or any liability arising out of a violation of Law or breach of a contractual or other obligation), and (iii) liabilities and obligations listed in Schedule 4(w) attached hereto.

             (x) Books and  Records. The books and records  of each Partnership
                 ------------------
         accurately reflect all material transactions of such Partnership and have been properly kept and maintained in the ordinary course of the Business and in accordance with the generally accepted accounting principles on a basis consistent with prior periods.

             (y)   Interest  of  Partnerships  in  Customers,  etc.  Except  as
                   -----------------------------------------------
         disclosed in Schedule 4(y), neither the Partnerships, nor any of General Partner, Shirazi, or any member of his immediate family has any direct or indirect interest in any competitor, supplier or customer of the Partnerships or in any other Person or entity with whom the Partnerships does business.

             (z)       No  Brokers.  Neither Shirazi  nor  General  Partner has
                       -----------
         retained any broker or finder, made any statement or representation to any Person or entity which would entitle such Person or entity to, or agreed to pay, any broker's, finder's or similar fees or commissions in connection with the transactions contemplated by this Agreement.

             (aa) Conditions of Participation. All claims for reimbursement for
                  ---------------------------
         services rendered by the Partnerships have been submitted to third parties in compliance with applicable Laws and regulations. The Partnerships, for all programs for which they participate, have met and do meet, without material exception, the requirements for participation in all Medicare and Medicaid programs in the States in which the Business is conducted and are certified for participation in such programs. To the best of Seller's knowledge, there is not any pending or threatened proceeding or investigation under such programs involving either Partnership. Except as otherwise disclosed on
         Schedule 4(aa), Seller has no knowledge of any condition relating to the Partnerships which constitutes a material deficiency under any State Medicaid program or the Medicare program or any other State or Federal law relating to the licensing or operation of the Partnerships. The Partnerships are in material compliance, without obtaining waivers, variances or extensions, with the standard requirements, conditions and regulations for participating in any state Medicaid program and the federal Medicare program, and state licensure laws for diagnostic imaging centers. All deficiency reports, inspection reports and citations issued for the past three years are listed on Schedule 4(aa), each of which has been previously furnished to Buyer or will be furnished to the Buyer prior to Closing.

             (ab) No Illegal Payments. Seller and/or the Partnerships have not,
                  -------------------
         directly or indirectly, paid or delivered, accepted, or agreed to pay or deliver any remuneration, fee, commission or sum of money or item of property, however characterized, to any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, entity or government (whether Federal, state, county, city or otherwise, including, without limitation, any instrumentality, division, agency or department thereof) ("Person"), government official or other party which is in any manner related to the Business of the Partnerships and which Seller and/or the Partnerships knows or has reason to believe to have been illegal under any federal, state or local law, which payment or delivery may impose liability on Buyer or the Partnerships or form the basis for the exclusion of the Partnerships as providers under Medicare and Medicaid programs.

             (ac) No Referrals by Interested Parties. From and after January 1,
                  ----------------------------------
         1995 and through the Closing Date that there have been no referrals of Medicare or Medicaid patients to the Partnerships by physicians owning partnership interests in the Partnerships or having any financial relationship with the Partnerships.

             (ad)  Related Party  Transactions. Schedule  4-(ad) specifies  all
                   ---------------------------
         entities that  have transacted business  with (a) the  Partnerships or
         (b) patients of the Partnership, that are "related" through common ownership or control to the Partnerships under the Medicare definition of such term, or the definition of such term under the Medicaid program of any State. For each such entity, Schedule 4-(ad) also states the nature of the transaction and the nature of the relationship, including, but not limited to, the percentage of common ownership or relationship that creates control. Attached to Schedule 4-(ad) are all contracts or written agreements between such entities and the Partnerships.

             (ae)  Customers and  Suppliers.  Since  the  Balance  Sheet  Date,
                   ------------------------
         neither Partnership has lost or has received any information indicating that it is likely to lose any material supplier or any customer which accounts for more than five percent of its sales.

             (af)   Completeness  of   Warranties.   The  representations   and
                    -----------------------------
         warranties of the Shirazi and General Partner made in or pursuant to this Agreement do not omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. There is no fact or circumstance known to the Partnerships, Shirazi or General Partner that has not been disclosed to Buyer herein that materially and adversely affects or could affect the Purchased Interests, Assets or the Business.

             5.    Representations and Warranties of Buyer. As an inducement to
                   ---------------------------------------
         Shirazi and General Partner to enter into this Agreement and perform their obligations hereunder, Buyer hereby represents and warrants to and covenants with Shirazi and General Partner as follows:

                  (a)  Organization and Good  Standing. Buyer is  a corporation
                       -------------------------------
              duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power to own and to carry on its business as it is now being conducted.

                  (b) Authorization.  Buyer has the  requisite corporate  power
                      -------------
              and authority to make, execute and deliver and to perform its obligations under this Agreement and the Other Documents, all of which have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement is, and upon execution and delivery thereof at the Closing the Other Documents will be, the valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

                  (c)     No Violation.  Neither the execution and  delivery of
                          ------------
              this Agreement and the Other Documents nor the performance by Buyer of its obligations hereunder and thereunder will: (i) result in any violation of the articles of incorporation or by-laws of Buyer; (ii) constitute a default under any contract, instrument, document, agreement, lease, license or other arrangement to which Buyer is a party or by which Buyer or its property or assets may be bound or affected; or (iii) violate any Law. Buyer is not a party or subject to, or bound by, any judgment, injunction or decree of any court or governmental authority which may restrict or interfere with the performance by Buyer of its obligations under this Agreement.

                  (d) No Brokers. Buyer has  not retained any broker or finder,
                      ----------
              made any statement or representation to any Person or entity which would entitle such Person or entity to, or agreed to pay, any broker's, finder's or similar fees or commissions in connection with the transactions contemplated by this Agreement.

               6.   Covenants of Shirazi and General Partner. Between the date
                    ----------------------------------------
         hereof and the Closing, Shirazi and General Partner will cause the Partnerships to:

                  (a) Continue to perform all repairs, replacements and maintenance necessary to maintain the tangible Assets in as good condition as exists on the date hereof, ordinary wear and tear excepted.

                  (b) Pay and discharge all wages, salaries, bonuses, accrued vacation, holiday and sick pay, contributions to Employee Benefit Plans and other benefits, commissions and amounts, if any, due and owing to all employees of the Partnerships through the Closing Date, including worker's compensation claims.

                  (c) Continue to  carry on the Business in  a businesslike and diligent manner consistent with prior practice and in the ordinary course, and will use their best efforts to preserve each Partnership's business organization and its relationships with its customers, suppliers and others having business relationships with it and to keep available the services of its present employees.

                  (d) Afford to Buyer and Buyer's authorized agents or representatives full access during normal business hours to the Leased Real Property and to all of the Assets, and will furnish to Buyer or its agents or representatives such documents and other information concerning the Business as Buyer may reasonably request. No investigation or inquiry made by Buyer pursuant to this Agreement shall in any way affect or lessen the representations and warranties of Shirazi and General Partner herein, their survival after the Closing Date or the indemnity contained in Section 11 hereof.

                  (e) Use their best efforts to obtain the Required Consents and to cause all of the conditions to the Closing to be fulfilled.

                  (f) Execute the  following: (i) Radiology  Services Agreement by and between Parvez H. Shirazi, M.D., S.C. and DIC in substantially the form attached hereto as Exhibit E ("Radiology
                                                                      ---------
              Services  Agreement");   (ii)  Medical   Administrative  Services
              -------------------
              Agreement by and among Parvez H. Shirazi, M.D., S.C. and each Partnership in substantially the form attached hereto as Exhibit F ("Medical Administrative Services Agreement"); (iii) Tenant
                   -------------------------------------------
              Estoppels by and between the landlord of each parcel of Leased Real Property (each a "Landlord"), other than the parcel of Leased Real Property at 9301 Golf Road, Des Plaines, Illinois, and the applicable Partnership in substantially the form attached hereto as  Exhibit G  ("Tenant Estoppels");  and (iv) such  other
                                      ----------------
              instruments  and  documents  as  Buyer's  counsel  may reasonably request.

                  (g) Avoid taking any action that would make any of the representations and warranties of Shirazi and General Partner contained herein untrue or misleading when made or as of the Closing Date.

             7.    Conditions to Obligations  of Buyer. The obligation of Buyer
                   -----------------------------------
         to close the transactions contemplated by this Agreement is subject to the satisfaction by Shirazi and General Partner at or before the Closing of each of the following conditions:

                  (a)      Representations and Warranties.  All representations
                           ------------------------------
              and warranties of Shirazi and General Partner made in or pursuant to this Agreement shall be true and correct at and as of the Closing Date, as if made at and as of the Closing Date.

                  (b)  Performance. Shirazi  and  General  Partner  shall  have
                       -----------
              performed and complied with all covenants and conditions required under this Agreement to be performed or complied with by them at or prior to the Closing.

                  (c)       Condition of  Assets.  The tangible  Assets  on the
                            --------------------
              Closing Date shall be in the same condition as on the Balance Sheets Date, reasonable wear and tear excepted, and no material portion of the Assets shall have been damaged, destroyed or rendered unusable, whether or not such occurrence shall have been covered by insurance.

                  (d)  Delivery  of  Closing  Documents.  Shirazi  and  General
                       --------------------------------
              Partner shall have delivered all documents required to be delivered by them at the Closing pursuant to Section 10 hereof.

                  (e) Absence of  Proceedings. No claim, suit,  action or other
                      -----------------------
              proceeding shall be pending or threatened before any court or Governmental Authority seeking to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby and no investigation or inquiry shall have been made or commenced by any Governmental Authority in connection with this Agreement or such transactions.

                  (f)    Approval  of Buyer's Counsel. All actions, instruments
                         ----------------------------
              and documents reasonably required to carry out this Agreement or incidental hereto, and all other related legal matters, shall have been approved as to form and substance by Katten Muchin & Zavis, counsel for Buyer, and said counsel shall have received all documents, certificates and other papers reasonably requested by it in connection therewith.

                  (g) No Adverse Change. There shall not have been any material
                      -----------------
              adverse change, or any discovery of a condition or any occurrence of any event which, in the reasonable determination of Buyer, has resulted or is likely to result in a material adverse change in the Business or the Assets.

                  (h)      Consents.  Shirazi  and General  Partner shall  have
                           --------
              obtained and delivered to Buyer the Required Consents.

                  (i)     Shirazi's  and General Partner's Opinion  of Counsel.
                          -----------------------------------------------------
              Buyer shall have received an opinion of Maynard Jaffe, Esq., counsel for Shirazi and General Partner, addressed to Buyer and dated as of the Closing Date, to the effect set forth in Exhibit H attached hereto.

                  (j)       UCC  Lien  Searches.  Each Partnership  shall  have
                            -------------------
              conducted and obtained UCC, tax lien and judgment searches dated no more than 10 days prior to the Closing Date showing that there are no financing statements, judgments, taxes or other Liens outstanding against such Partnership or any of the Assets, other than the Existing Liens.

             8.     Conditions to  Obligations of Shirazi and  General Partner.
                    -----------------------------------------------------------
         The obligation of Shirazi and General Partner to close the transactions contemplated by this Agreement is subject to the satisfaction by Buyer at or before the Closing of each of the following conditions:

                  (a)      Representations and Warranties.  All representations
                           ------------------------------
              and warranties of Buyer made in or pursuant to this Agreement shall be true and correct at and as of the Closing Date, as if made at and as of the Closing Date.

             (b) Performance. Buyer shall have performed and  complied with all
                 -----------
         covenants and conditions required of Buyer under this Agreement to be performed or complied with by it at or prior to the Closing.

             (c) Consents. The Required Consents shall have been duly obtained.
                 --------

             (d) Delivery of Closing Documents. Buyer shall have delivered all
                 -----------------------------
         documents required to  be delivered by it  at the Closing pursuant  to
         Section 10 hereof.

             (e) Absence of  Proceedings.  No  claim,  suit, action  or  other
                 -----------------------
         proceeding shall be pending or threatened before any court or governmental agency seeking to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby and no investigation or inquiry shall have been made or commenced by any governmental agency in connection with this Agreement or such transactions.

             (f) Approval by Shirazi's  and General Partner's Counsel.  All
                 ----------------------------------------------------
         actions, proceedings, instruments,  and documents reasonably  required to carry out this Agreement or incidental hereto, and all other related legal matters, shall have been approved as to form and substance by Maynard Jaffe, Esq., counsel for Shirazi and General
         Partner, and said counsel shall have received all documents, certificates and other papers reasonably requested by it in connection therewith.

             (g) Opinion of Buyer's Counsel. Shirazi and  General Partner shall
                 --------------------------
         have received an opinion of Katten Muchin & Zavis, counsel for Buyer, addressed to Shirazi and General Partner and dated as of the Closing Date, to the effect set forth in Exhibit I attached hereto.

              9. Closing. The  closing of the  transactions contemplated by
                 -------
         this  Agreement (the "Closing") shall take place concurrently with the
                               -------
         execution and delivery of this Agreement, or at such other time or date to which the parties may agree in writing (the "Closing Date"),
                                                               -------------
         effective as of the close of business on January 1, 1995 (the "Effective Date"), and shall be conducted at the offices of Katten
         ---------------
         Muchin & Zavis.

             10. Deliveries at Closing: Further Assurances.
                 ------------------------------------------

             (a) At the Closing, Shirazi and/or General Partner shall deliver to Buyer the following:

             (i) Assignment  of Purchased  Interest. An Assignment of the
                 ----------------------------------
         Purchased  Interests, duly executed by Seller.

            (ii) Restated Partnership  Agreements.  The Restated  Partnership
                  --------------------------------
         Agreements, duly executed by Shirazi and General Partner.

           (iii) Consents. Copies of the Required Consents.
                 --------

             (iv) Resolutions. Resolutions adopted by the Board of Directors of
                  -----------
         General Partner approving the transactions contemplated by this Agreement, certified by a duly authorized officer as having been adopted and in full force and effect as of the Closing Date.

             (v) Opinion of Counsel. An opinion of Maynard Jaffe, Esq., counsel
                 ------------------
         for Shirazi and General Partner in substantially the form attached hereto as Exhibit H.

             (vi) Seller's Certificate. A certificate signed by  Shirazi and an
                  --------------------
         executive officer of General Partner and dated the Closing Date, certifying that the conditions contained in Sections 7(a) and 7(b) have been satisfied.

             (vii) Purchase Share  Letter Agreement. The Purchase  Share Letter
                   --------------------------------
         Agreement executed by Shirazi.

             (viii) Radiology Services Agreement. The  Radiology Services
                    ----------------------------
         Agreement executed by Shirazi and DIC.

             (ix)  Medical  Administrative  Services   Agreement.  The  Medical
                   ---------------------------------------------
         Administrative   Services  Agreement  executed  by  Shirazi  and  each
         Partnership.

             (xi)  Tenant  Estoppels.  The Tenant  Estoppels  executed  by each
                   -----------------
         Landlord and the applicable Partnership.

             (xii) Further Instruments. Such other instruments and documents as
                   -------------------
         Buyer's counsel may reasonably request.

         (b) At the Closing, Buyer shall deliver to Shirazi and/or General Partner the following:


             (i) Purchase Consideration.  The Cash Price, payable  by cashier's
                 ----------------------
         or certified check or by wire transfer of immediately available funds and the Purchase Shares.

             (ii) Restated Partnership Agreements.  The Restated Partnership
                  -------------------------------
         Agreements, duly executed by Buyer.

             (iii) Resolutions. Resolutions  adopted by the Board  of Directors
                   -----------
         of Buyer approving the transactions contemplated by this Agreement, certified by a duly authorized officer as having been adopted and in full force and effect as of the Closing Date.

             (iv)  Opinion of  Counsel. An  opinion of  Katten Muchin  & Zavis,
                   -------------------
         counsel for Buyer in substantially the form attached hereto as Exhibit
         I.

             (v) Buyer's Certificate.  A certificate of  Buyer, signed  by an
                 -------------------
         executive officer of Buyer and dated as of the Closing Date, certifying that the conditions contained in Sections 8(a) and 8(b) have been satisfied.

             (vi)  Management  Services  Agreement.  The  Management   Services
                   -------------------------------
         Agreement by and between each Partnership and NMR, in substantially the form attached hereto as Exhibit J ("Management Services
                                                           --------------------
         Agreement") executed by each Partnership and NMR.
         ---------
             (vii) Radiology Services Agreement.   The Radiology Services
                   ----------------------------
         Agreement executed by DIC.


             (viii) Medical  Administrative  Services  Agreement.  The  Medical
                    --------------------------------------------
         Administrative Services Agreement executed by each Partnership.

             (ix)  Tenant  Estoppels.  The Tenant  Estoppels  executed  by each
                   -----------------
         Landlord and the applicable Partnership.

             (x) Further Instruments.  Such other instruments and  documents as
                 -------------------
         Seller's counsel may reasonably request.

             (c) The parties hereto shall at the Closing and from time to time thereafter, upon the request of the remaining parties, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, assignments, transfers, powers of attorney, assurances and instruments as the remaining parties may reasonably request to consummate the transactions contemplated by the Agreement and to fulfill the intentions of the parties hereunder.

         11. Indemnification.
             ---------------

             (a) Each of Shirazi and General Partner, jointly and severally, hereby agrees to indemnify, defend (with counsel reasonably acceptable to Buyer) and hold forever harmless Buyer, each of Buyer's affiliates, the shareholders, directors, officers, partners, employees, agents of Buyer and Buyer's affiliates, Buyer's employee benefit plans, plan affiliates and the fiduciaries of such plans and the Partnerships (collectively, "Buyer Indemnitees") from and against any liability,
                          -----------------
         loss, cost, damage or expense (including reasonable attorneys' fees and fees or costs incurred in investigating, preparing, defending against or prosecuting any litigation, claim, action, suit, proceeding or demand), incurred or suffered by any of them, directly or indirectly, by reason of:

                  (i) Any breach of any representation,  warranty, covenant  or agreement contained herein or in any document or instrument delivered to Buyer by any of Shirazi and General Partner hereunder, or any action, demand or claim by any third party against or affecting any Buyer Indemnitee which, if successful, would give rise to a breach of any such representation or warranty; or

                  (ii) The assertion  against Buyer, either Partnership  or any of their partners of any debt, liability, claim or obligation arising or accruing on or prior to the Closing Date which is required to be disclosed in this Agreement, and is not listed on
              Schedule 4(w) or disclosed in any other Schedule to this Agreement;

             or

                  (iii) Any claim by Previous DIC Partners and/or Previous Golf
              Partners against the Partnerships or Buyer or any claim by Remaining DIC Partners and/or Remaining Golf Partners arising or accruing on or prior to the Closing Date; or

                  (iv) Any fact, event, condition or omission existing or threatened on or prior to the Closing Date (whether or not disclosed in any Schedule to this Agreement) pertaining to any past or present facility, property, operation or activity of the Partnerships (or any of their predecessors or affiliates), which at any time whether before or after the Closing gives rise to any investigation, claim or liability relating to health, safety or the protection of the environment.

             (b) Buyer hereby agrees to indemnify, defend (with counsel reasonably acceptable to Shirazi) and hold Shirazi, General Partner and their affiliates, and the directors, officers, employees and agents of General Partner (collectively, "Seller's Indemnitees") free
                                                   ---------------------
         and harmless from and against any liability, loss, cost, damage or expense (including reasonable attorneys' fees and fees or costs incurred in investigating, preparing, defending against or prosecuting any litigation, claim, action, suit, proceeding or demand), incurred or suffered by any of them, directly or indirectly, by reason of any breach of any representation, warranty, covenant or agreement of Buyer contained herein or in any document or instrument delivered to Shirazi and/or General Partner by Buyer hereunder, or any action, demand or claim by any third party against or affecting any Seller's Indemnitee which, if successful, would give rise to a breach of any such representation or warranty.

             (c)  If  any  claim  (herein  called  a  "Third-Party  Claim")  is
                                                       ------------------
         hereafter made by a third party which might result in a right to indemnification hereunder, the party seeking such indemnification (the "Indemnitee") may make a demand for indemnification hereunder by
          ----------
         giving written notice to the party against whom indemnification is sought (the "Indemnitor") stating in reasonable detail the nature of
                      ----------
         the Third-Party Claim so far as known to the Indemnitee. Such notice shall be given within a reasonable time after the Indemnitee shall become aware of the Third-Party Claim, adequate to permit timely defensive action; provided, however, that the failure to give timely notice shall not relieve the Indemnitor of its obligation to indemnify the Indemnitee in respect of the Third-Party Claim unless the Indemnitee is materially prejudiced thereby. The Indemnitee shall permit the Indemnitor to assume the defense of any such Third-Party Claim or any litigation resulting therefrom (and to prosecute by way of counterclaim or third-party complaint any claim against such third-party arising out of or relating to such Third-Party Claim), provided that counsel selected to conduct the defense of such Third-Party Claim or litigation shall be reasonably satisfactory to the Indemnitee. After such assumption by the defense of the Indemnitor, the Indemnitor shall not be liable under this section for any legal or other expenses subsequently incurred by the Indemnitee in connection with such defense, other than reasonable costs of investigation, but the Indemnitee may participate in such defense at its expense. If the Indemnitor fails to defend a Third-Party Claim promptly or with diligence, then the Indemnitee may defend such claim at the expense of the Indemnitor. The Indemnitor shall not, except with the written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement in respect of such Third-Party Claim or litigation which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnitee of an unconditional release from all liability in respect of such Third-Party Claim or litigation. The Indemnitor shall not settle any such Third-Party Claim or litigation being defended by the Indemnitor without the prior written consent of the Indemnitee, which consent will not be unreasonably withheld.

                  (d) Notwithstanding  anything to  the  contrary contained  in
              Section 11 (c), if any Third-Party Claim with respect to an Indemnitee could involve criminal liability on the part of such Indemnitee or civil liability on the part of such Indemnitee in excess of $25,000, then (i) such Indemnitee shall have the sole right to defend such Third-Party Claim or any litigation resulting therefrom, at the expense of the Indemnitor, (ii) the Indemnitor may participate in the defense thereof at its own expense, and (iii) if such Third-Party Claim involves no criminal liability, no settlement of any such Third-Party Claim or litigation shall be made without the express consent of the Indemnitor, which consent will not be unreasonably withheld, provided that if the Indemnitor declines such consent, Indemnitee shall provide security reasonably satisfactory to the Indemnitor for the amount of the Third-Party Claim.

                  (e)     Notwithstanding anything herein to  the contrary, the
              aggregate  indemnification  obligations   of  Seller  under  this
              Agreement shall not exceed $1,550,000.

             12.  Acknowledgment Regarding  Holy Farm  Radiologists. Buyer  and
                  -------------------------------------------------
         Seller acknowledge that they will attempt to accommodate Holy Family Radiologists ("HFR") as a potential future equity investor in the Partnerships, subject to the agreement that future equity participation by HFR, if any, shall not cause Buyer to forfeit its right to be the sole general partner of Golf and/or DIC or own less than 51% of the partnership interests in either Golf or DIC.

             13. Agreement  Regarding Fees  Owed Shirazi  and General  Partner.
                 -------------------------------------------------------------
         Buyer and Seller acknowledge and agree that DIC owes Shirazi $75,000 for past services rendered ("DIC Debt") and that Golf owes General Partner $50,000 for past services rendered ("Golf Debt") and that from and after the Closing Date the DIC Debt and Golf Debt shall be paid to Shirazi and General Partner, respectively, over a two (2) year period in equal monthly installments without interest; provided, however, that in the event that Buyer, as general partner of the Partnerships, makes loans to either of the Partnerships ("Buyer Loans"), then (a) payments on the Golf Debt and the DIC Debt may be deferred until repayments are made on the Buyer Loans, (b) no repayments may be made on the Buyer Loans unless repayments are concurrently made on the deferred portion of the DIC Debt and the Golf Debt in proportion to the respective outstanding balances of the Buyer Debt, on the one hand, and the deferred portion of the DIC Debt and the Golf Debt, on the other hand, and (c) any repayment of the Golf Debt or the DIC Debt which is deferred past such two-year period shall bear interest beginning at the end of such two-year period at the same rate of interest as is being paid on the Buyer Loans.

             14. Shirazi  Guaranty of  Loan. From and  after the  Closing Date,
                 --------------------------
         Buyer hereby agrees to indemnify, defend (with counsel reasonably acceptable to Shirazi) and hold Shirazi free and harmless from and against any liability, loss, cost, damage or expense (including reasonable attorneys' fees and fees or costs incurred in investigating, preparing, defending against or prosecuting any litigation, claim, action, suit, proceeding or demand), incurred or suffered by him, directly or indirectly, arising out of or attributable to Shirazi's Guaranty of the Commercial National Bank of Berwyn loans to the Partnerships (the "Loans") and to use its reasonable efforts to cause such Loans to be repaid or refinanced and such Guaranty to be terminated within ten (10) days of the Closing Date.

             15. Right of First Refusal. In conjunction with the acquisition of
                 ----------------------
         the Purchased Interests, Shirazi covenants and agrees that he will provide buyer with written notice of his desire to participate in a diagnostic imaging venture ("Venture") utilizing positron emission tomography (PET Scanning). Such notice to Buyer shall reasonably set forth the nature and proposed terms and conditions of the Venture. Such proposed terms and conditions shall, at a minimum, provide for Shirazi to render or coordinate radiology services to such Venture and for Buyer to own equity in the Venture which is commensurate with Buyer's level of assumption of any equipment related financing and subject to a minimum equity participation of seventy-five percent (75 %) by Buyer. After receipt of such notice to Buyer, Buyer agrees to perform such tasks as it deems necessary to investigate the feasibility of such Venture and to complete such investigation within sixty (60) days of receipt of the foregoing written notice. Subsequent to the completion of such investigation, and any negotiations between Buyer and Shirazi, Buyer shall provide Shirazi with written notice of Buyer's intent to participate or not participate in such Venture. Shirazi will not participate in any Venture without complying with the terms of this section. If, after such compliance, Buyer determines not to participate in the Venture in question, Shirazi may participate in such Venture and such participation shall not be deemed a violation of the terms of the non-competition provisions contained in the Radiology Services Agreement or the Medical Administrative Services Agreement.

             16. Survival.  The  representations and  warranties  of  the
                 -------
         parties herein shall survive the Closing.

             17. Expenses. Each party hereto shall bear its own  expenses,
                 --------
         including the fees of any attorneys, accountants or others engaged by such party, in connection with this Agreement and the transactions contemplated hereby.

             18.  Notices.  All  notices,  requests,  demands  and  other
                  -------
         communications made hereunder shall be in writing and shall be deemed to have been duly given when delivered by overnight courier or personally or three days after being sent by certified mail, postage and certification fees prepaid, return receipt requested, as follows:

              If to Shirazi and/or General Partner:

                   1618 Midwest Club Drive
                   Oak Brook, Illinois 60521
                   Attention: Parvez H. Shirazi, M.D.

             With a copy to:

                   1301 West 22nd Street, Suite 807
                   Oak Brook, Illinois 60521
                   Attention: Maynard Jaffe, Esq.

             If to Buyer:

                   NMR Of America, Inc.
                   430 Mountain Avenue
                   Murray Hill, New Jersey 07974
                   Attention: Mr. John P. O'Malley

             With a copy to:

                   Katten Muchin & Zavis
                   525 W. Monroe Street, Suite 1600
                   Chicago, Illinois 60661-3693
                   Attention: Robin Heiss, Esq.

         or to such other address as may be furnished in writing by either party to the other party in accordance with this section.

             19. Captions. Captions used in this Agreement are for  convenience
                 --------
         only and shall not affect the construction or interpretation of any section or subsection.

             20. Counterparts.  This Agreement may  be executed in two  or more
                 ------------
         counterparts, each of which shall be deemed an original without production of the others.

             21. Schedules and  Exhibits; Recitals. All schedules  and exhibits
                 ---------------------------------
         attached to this Agreement and referred to herein, and the recitals in this Agreement, are hereby incorporated into and made an integral part of this Agreement.

             22.  Invalidity; Severability.  In  the  event  any  provision  or
                  ------------------------
         portion of any provision of this Agreement is held invalid or unenforceable by a court of competent jurisdiction as applied to any fact or circumstance, the remaining provisions and portions of this Agreement and the same provision as applied to any other fact or circumstance shall not be affected or impaired thereby, and shall remain valid and enforceable.

             23. No Third Party Beneficiaries.  Any agreement to pay or perform
                 ----------------------------
         an obligation contained in this Agreement, express or implied, shall be only for the benefit of the parties hereto entitled to such payment or performance hereunder and their respective successors and permitted assigns, and such agreement shall not inure to the benefit of any other party, it being the intention of the parties hereto that no one will be deemed a third party beneficiary of this Agreement.

             24.  Waiver. No  failure of  any party  to exercise  any right  or
                  ------
         remedy given such party under this Agreement or otherwise available to such party or to insist upon strict compliance by any other party with its obligations hereunder, and no custom or practice of the parties in variance with the terms hereof, shall constitute a waiver of any party's right to demand exact compliance with the terms hereof, unless such waiver is set forth in writing and executed by such party.

             25.  Governing  Law.  This  Agreement  shall  be  governed by  and
                  --------------
         construed in accordance with the internal laws and judicial decisions of the State of Illinois, without regard to conflicts of laws principles.

             26.  Entire Agreement; Amendments. Except for any other agreements
                  ----------------------------
         entered into on the date hereof among the parties hereto, this Agreement contains the entire agreement and understanding between the parties hereto relating to the subject matter hereof, and supersedes all previous written or oral negotiations, commitments and writings with respect to the subject matter hereof. This Agreement may be amended only by a written instrument signed by each party hereto.

             27. Assignments. No party  may assign its rights or delegate
                 -----------
         its obligations hereunder without the consent of the other party; provided, however, that Buyer may assign its rights and delegate its obligations to one or more subsidiaries or affiliated entities without the consent of Seller. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

             28. Construction. As  used herein, where appropriate,  each gender
                 ------------
         noun or pronoun shall be deemed to include all other genders, the singular shall be deemed to include the plural, and vice versa, and the use of specific language shall not limit or restrict provisions using general language. This Agreement has been prepared in collaboration with counsel for all parties and shall not be strictly construed against any party.

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed the day and year first above written.

                                               SHIRAZI:
                                               ---------


                                                /s/ Parvez H. Shirazi
                                               -----------------------
                                               Parvez H. Shirazi, M.D.

                                               GENERAL PARTNER:
                                               ----------------

                                               GOLF WESTERN IMAGING CORPORATION

                                               By: /s/ Parvez H. Shirazi
                                                   ---------------------
                                               Its: President
                                                   ---------------------

                                               BUYER:
                                               ------

                                               IMAGING NETWORKS, INC.

                                               By: /s/ Joseph Guy Dasti
                                                   ---------------------
                                               Its: President and CEO
                                                   ---------------------

                          EXHIBITS AND SCHEDULES

                                 Exhibits
                                 --------

Exhibit   A           DIC Restated Partnership Agreement
Exhibit   B           Golf Restated Partnership Agreement
Exhibit   C           Purchase Shares
Exhibit   D           Purchase Share Letter Agreement
Exhibit   E           Radiology Services Agreement
Exhibit   F           Medical Administrative Services Agreement
Exhibit   G           Tenant Estoppels
Exhibit   H           Opinion of Counsel of Maynard Jaffe, Esq.
Exhibit   I           Opinion of Counsel of Katten Muchin & Zavis
Exhibit   J           Management Services Agreement
Exhibit   2           Allocation of Purchase Consideration
Exhibit   4(e)        Balance Sheets

                                 Schedule
                                 --------

Schedule  1           Previous DIC Partners
Schedule  2           Remaining DIC Partners
Schedule  3           Previous Golf Partners
Schedule  4           Remaining Golf Partners
Schedule  4(a)        Organization and Good Standing
Schedule  4(c)        Certificate of Limited Partnership and Partnership
                      Agreement
Schedule  4(d)        Fixed Assets
Schedule  4(e)        Liens
Schedule  4(f)        Financial Statements
Schedule  4(g)        Adverse Changes
Schedule  4(h)        Contracts
Schedule  4(i)        Permits
Schedule  4(j)        Required Consents
Schedule  4(l)        Litigation
Schedule  4(m)        Labor Matters
Schedule  4(n)(i)     Employee Benefit Plans
Schedule  4(n)(iii)   Unwritten Employee Benefit Plans
Schedule  4(o)        Environmental Compliance
Schedule  4(p)        Insurance Policies
Schedule  4(r)        Employee Salaries
Schedule  4(u)        Leased Real Property
Schedule  4(v)        Intellectual Property
Schedule  4(w)        Other Liabilities
Schedule  4(y)        Affiliated Transactions
Schedule  4(aa)       Deficiencies
Schedule  4(ad)       Related Party Transactions